UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008 (July 23, 2008)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 28, 2008, the Company issued a press release regarding its financial results for the second quarter ended June 30, 2008. The Registrant is furnishing the press release attached hereto as Exhibit 99.1 pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws.

On July 23, 2008, the Board of Directors adopted Amended and Restated Articles of Incorporation of the Company to incorporate the separate amendment to the Amended and Restated Articles of Incorporation to declassify the Board of Directors approved by the shareholders at the Company’s Annual Meeting of Shareholders on April 25, 2008. The amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors is described in the Company’s definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act on March 14, 2008. The Amended and Restated Articles of Incorporation of the Company are included as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Articles of Incorporation of the Company

99.1	Press Release issued by the Company on July 28, 2008 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: July 29, 2008	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Company

99.1	Press Release issued by the Company on July 28, 2008 (furnished pursuant to Item 2.02).